Exhibit 1.1

17,500,000 SHARES OF COMMON STOCK

AND

17,500,000 WARRANTS OF

PROVECTUS BIOPHARMACEUTICALS, INC.

UNDERWRITING AGREEMENT

June 19, 2015

Maxim Group LLC

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

405 Lexington Avenue

New York, New York 10174

Ladies and Gentlemen:

The undersigned, Provectus Biopharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of Provectus Biopharmaceuticals, Inc., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for whom Maxim Group LLC is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Securities as soon as the Representative deems it advisable to do so. The Securities are to be offered initially to the public at the public offering price set forth in the Prospectus Supplement. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Securities and, if any, the Option Securities in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“Base Prospectus” means the prospectus in the form included in the Registration Statement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are closed.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the third (fourth, if the pricing occurs after 4:30 p.m. Eastern time on any given day) Trading Day following the Execution Date or at such other time not later than ten Trading Days following the Execution Date as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of underwriting discounts and commissions.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Closing Warrants” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Combined Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means BDO USA, LLP, with offices located at 330 North Wabash, Suite 3200, Chicago IL 60611.

“Company Counsel” means Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., with offices located at Suite 800, Baker Donelson Center, 211 Commerce Street, Nashville, TN 37201.

“Company IP Counsel” means Husch Blackwell LLP, with offices located at 120 South Riverside Plaza, Suite 2200 Chicago, IL 60606.

“Company Indemnitee” shall have the meaning ascribed to such term in Section 6.1.

“Contributing Party” shall have the meaning ascribed to such term in Section 6.4(b).

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company and which shall provide to the Company additional benefits in addition to the investment of funds, but which shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, in the case of clause (c), that any such issuance shall only be to a Person (or to the equity holders of a Person) which agrees to be subject to the restrictions on transfer substantially similar to those described in the Lock-Up Agreement and which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company.

“FCPA” shall have the meaning ascribed to such term in Section 3.1(w).

“FDA” shall have the meaning ascribed to such term in Section 3.1(x).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(x).

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Incorporated Documents” shall be deemed to refer to and include the documents incorporated by reference in the Registration Statement, the Base Prospectus or the Time of Sale Prospectus pursuant to Item 12 of Form S-3, which documents were filed under the Exchange Act on or before the date of this Agreement or the issue date of the Base Prospectus or the Time of Sale Prospectus, as the case may be.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” shall mean the lock-up agreements, in the form of Exhibit B attached hereto, delivered on the date hereof by each of the Company’s officers and directors holding Common Stock or Common Stock Equivalents.

“Lowenstein” means Lowenstein Sandler LLP, with offices located at, New York, New York 10105.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“New Registration Statement” shall have the meaning ascribed to such term in Section 4.24.

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of underwriting discounts and commissions.

“Option Securities” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a)(i).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2.

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.2(c).

“Permits” shall have the meaning ascribed to such term in Section 3.1(q).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(x).

“Preliminary Prospectus” means the preliminary prospectus supplement, together with the Base Prospectus, relating to the Securities included in the Registration Statement that was filed with the Commission pursuant to Rule 424(b) on June 19, 2015.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus Supplement” means the preliminary supplement to the Base Prospectus that was filed with the Commission on June 19, 2015, including, as the case may be, any amendment or supplement thereto, each complying with Rule 424(b), and for purposes of clarification excludes the supplements to the Base Prospectus filed with the Commission on September 4, 2012, on October 23, 2012, on July 26, 2013 and on April 30, 2014.

“Registration Statement” means, collectively, the various parts of the registration statement of the Company on Form S-3 (File No. 333-182476) with respect to the Securities, each as amended as of the date hereof, including the Base Prospectus, the Prospectus Supplement, the Time of Sale Prospectus, and all Incorporated Documents. If the Company files any registration statement pursuant to Rule 462(b) under the Securities Act, then after such filing, “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). “Registration Statement” shall include the new registration statement referred to in Section 4.24 of this Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Road Show Materials” shall have the meaning ascribed to such term in Section 6.1.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Closing Securities, the Option Securities and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selected Dealer” shall have the meaning ascribed to such term in Section 6.1.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Shares” means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a)(i) and Section 2.2(a).

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

“Time of Sale Prospectus” means the Preliminary Prospectus together with any Permitted Free Writing Prospectus used in connection with the Offering, including any Incorporated Documents incorporated by reference therein, in each case as of 8:00 a.m. (New York City time) on the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the

Common Stock is or has been listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQX or OTCQB (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrant Agency Agreement between the Company and the Transfer Agent and the Warrant Certificate relating to the Warrants, the Lock-Up Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions or any successor transfer agent of the Company.

“Underwriter Indemnitee” shall have the meaning ascribed to such term in Section 6.3.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.19(b).

“Warrant Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2, in the form of Exhibit A attached hereto, each of which shall represent the right to purchase one Warrant Share at an exercise price of $0.85 per share, subject to adjustment as provided therein, and which shall be exercisable immediately and have a term of exercise equal to five (5) years.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, in the aggregate, 17,500,000 shares of Common Stock and 17,500,000 Warrants, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i) the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereto; and

(ii) Warrants to purchase up to the number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Warrants” and, collectively with the Closing Shares, the “Closing Securities”).

(b) The aggregate purchase price for the Closing Securities shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The combined purchase price for one Share and one Warrant shall be $0.69 (the “Combined Purchase Price”) which shall be allocated as $0.6808 per Share (the “Share Purchase Price”) and $0.0092 per Warrant (the “Warrant Purchase Price”); and

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Lowenstein or such other location as the Company and Representative shall mutually agree. The Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus Supplement (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 2,625,000 shares of Common Stock (the “Option Shares”) and up to 2,625,000 Warrants (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”) which may be purchased in any combination of Option Shares and/or Option Warrants at the Share Purchase Price and/or Warrant Purchase Price, respectively].

(b) In connection with an exercise of the Over-Allotment Option, (a) the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (b) the purchase price to be paid for the Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for the

Option Securities (each, an “Option Closing Date”), which will not be earlier than the Closing Date nor earlier than the third Trading Day following the date of the notice (other than in connection with a notice delivered between the date hereof and the Closing Date for which the Closing Date may be the Option Closing Date) nor later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Lowenstein or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(ii) At the Closing Date, the Closing Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants, which shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(iii) At the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, and as to each Option Closing Date, if any, a bring-down opinion from Company Counsel, each in form and substance reasonably satisfactory to the Representative;

(iv) At the Closing Date, a legal opinion of Company IP Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, and as to each Option Closing Date, if any, a bring-down opinion from Company IP Counsel, each in form and substance reasonably satisfactory to the Representative;

(v) Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(vi) At the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, in form and substance reasonably satisfactory to the Representative;

(vii) At the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, in form and substance reasonably satisfactory to the Representative; and

(viii) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date, if any, are subject to the following conditions being met or waived by the Representative:

(i) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or to the Company’s knowledge shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(v) by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vi) the Closing Shares, the Option Shares and the Warrant Shares] have been approved for listing on the NYSE MKT; and

(vii) since the Effective Date and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Time of Sale Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may result in a Material Adverse Effect in the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and the Time of Sale Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Base Prospectus and the Time of Sale Prospectus shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and none of the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement, the Company hereby makes the representations and warranties set forth below to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the direct and indirect significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company are listed in the Company’s most recent Annual Report on Form 10-K as modified by any subsequent SEC Reports filed with the Commission (each a “Subsidiary”). Except as set forth in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), except where the failure of a Subsidiary to be in good standing could not reasonably be expected to result in a Material Adverse Effect. Each of the Company and the Subsidiaries has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in a Material Adverse Effect and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and, if applicable, its stockholders, and no further action is required by the Company or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities at the Closing and any Option Closing and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (written or oral), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority having jurisdiction over the Company or its Subsidiaries or stockholders, or with the Trading Market, in connection with the execution, delivery and performance by the Company of the Transaction Documents, including the issuance and listing or quotation (as applicable) of the Securities on the Trading Market, other than: (i) the filing with the Commission of the final Prospectus Supplement and (ii) any notice filings or SEC Reports as are required to be made in connection with the Closing Date under applicable federal and state securities laws or under applicable rules and regulations of the Trading Market (collectively, the “Required Approvals”).

(f) Registration Statement. The Company has filed with the Commission the Registration Statement under the Securities Act, which became effective on July 20, 2012 (the “Effective Date”), for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said rule and the Prospectus Supplement meets the requirements set forth in Rule 424(b). The Company has advised the Representative of all further information (financial and other) with respect to the Company required to be set forth therein in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement. Any reference in this Agreement to the Registration Statement, the Time of Sale Prospectus, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the Incorporated Documents incorporated by reference therein; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Time of Sale Prospectus, the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement.

(g) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The holder of the Securities will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.

(h) Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Closing Securities or the Option Securities, and as set forth in the Base Prospectus or the Prospectus Supplement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock (other than the issuance of the Warrant Shares upon exercise of the Warrants) or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and requirements of the Trading Market, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement. The offers and sales of the Company’s securities were, at the time effected, either registered under the Securities Act and the applicable state securities or Blue Sky laws or, to the Company’s knowledge based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Securities, other than the Required Approvals. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i) SEC Reports; Financial Statements. The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act and the Exchange Act (including all required exhibits thereto), including pursuant to Section 13(a) or 15(d) of the Exchange Act (the foregoing materials, as the same may be amended, and including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement. being collectively referred to herein as the “SEC Reports”) for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) and any notices, reports or other filings pursuant to applicable requirements of the Trading Market on a timely basis or has received a valid extension of such time of filing, and has filed any such SEC Reports and notices, reports or other filings pursuant to applicable requirements of the Trading Market prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The agreements and documents described in the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act or the Exchange Act and the rules and regulations thereunder to be described in the SEC Reports or to be filed with the Commission as exhibits to the SEC Reports, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, or public policy considerations in respect thereof and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, except as has been reasonably cured by the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) that are material to the Company or its Subsidiaries other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP and not required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting in any material respect except as otherwise required pursuant to GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and incentive plans or awards. The Company does not have pending before the Commission any request for confidential treatment of information. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, except as would not be reasonably likely to result in an Material Adverse Effect.

(k) Litigation. Except as disclosed in the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any of their respective properties, officers, or directors (in any such officer’s or director’s capacity as such) before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) could, if there were an unfavorable decision, ruling or finding, have or reasonably be expected to result in a Material Adverse Effect, or (iii) involves a claim or violation of, or liability under, any federal or state securities laws or which involves a claim of breach of fiduciary duty. There has not been and, to the knowledge of the Company, there is not currently pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act and, to the Company’s knowledge, no proceeding for such purpose is pending before or threatened by the Commission.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority or the Trading Market, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect.

(m) Listing and Maintenance Requirements. The Common Stock and Warrants are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock or the Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock and the Warrants meet or exceed the requirements for listing on the Trading Market, and the Company has not, in the 12 months preceding the date hereof, the Closing Date and each Option Closing Date, if any, received notice from any Trading Market to the effect that the Company is or was not in compliance with the listing or quotation (as applicable) and maintenance requirements of such Trading Market (other than informal electronic mail or telephone calls regarding certain requirements). The Company is, and immediately after the consummation of the transactions contemplated hereby will be, in compliance with all such listing or quotation (as applicable) and maintenance requirements on the NYSE MKT.

(n) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) and the laws of its state of incorporation that is or could become applicable to the Underwriters as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Underwriters’ ownership of the Securities.

(o) Effective Registration Statement. The Registration Statement has been declared effective by the Commission and remains effective as of the date hereof, and the Company knows of no reason why the Registration Statement (File No. 333-182476) will not remain effective through July 20, 2015. The Company is eligible to use Form S-3 registration statements for the issuance of securities as of the date hereof.

(p) Intellectual Property. The Company possesses such right, title and interest in and to, or possesses adequate rights to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the conduct of the Company’s business, except Intellectual Property the failure of which to possess would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, the Company has not received any notice of infringement, misappropriation or conflict from any third party as to Intellectual Property owned by or exclusively licensed to the Company that has not been resolved or disposed of, which infringement, misappropriation or conflict would, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect. To the Company’s knowledge, it has not infringed, misappropriated, or otherwise conflicted with the Intellectual Property of any third parties, which infringement, misappropriation or conflict would, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Permits. The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to own or lease its properties and to conduct its businesses (collectively, “Permits”), except for such Permits the failure of which to possess or obtain would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and has no reason to believe that any such Permit will not be renewed in the ordinary course.

(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s) Disclosure. The Company confirms that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any, neither the Company nor any officer, director or employee of the Company acting on its behalf (as such term is used in Regulation FD) has provided or will provide the Underwriters or their agents or counsel with any information that the Company believes may constitute material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Underwriters will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. None of the representations and warranties of the Company contained herein, nor any statement made by the Company in any disclosure, schedule, exhibit, certificate or other document furnished or to be furnished to the Underwriters in connection herewith, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(t) Sarbanes-Oxley. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date and each Option Closing Date, if any.

(u) Certain Fees. Except as set forth in the Time of Sale Prospectus and the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Underwriters shall have no obligation or liability with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(v) 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement, each as of its respective date and the date hereof, comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, and the Time of Sale Prospectus did not and will not contain as of its respective date and the date hereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or the Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Time of Sale Prospectus, the Base Prospectus or the Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(w) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the

Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(x) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company. Statements in the Time of Sale Prospectus, the Base Prospectus, and the Prospectus Supplement, including any Incorporated Documents incorporated by reference therein, concerning the Company’s applications, filings, submissions and proceedings with the FDA under the FDCA fairly summarize in all material respects such matters.

(y) FINRA Affiliation. No officer, director or any beneficial owner of 5% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(z) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Lowenstein shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(aa) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date and any Option Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Prospectus, the Base Prospectus, the Prospectus Supplement, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement relating to the Offering to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when the Base Prospectus and Prospectus Supplement are required to be delivered under the Securities Act, the Company will use best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Base Prospectus and Prospectus Supplement. If at any time when the Base Prospectus and Prospectus Supplement relating to the Securities are required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Base Prospectus or Prospectus Supplement, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Prospectus Supplement. The Company will file the Prospectus Supplement (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c) Exchange Act Registration. For a period of three (3) years from the Execution Date, the Company will use its best efforts to maintain the registration of the Common Stock and the Warrants under the Exchange Act. The Company will not deregister the Common Stock or the Warrants under the Exchange Act without the prior written consent of the Representative.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Base Prospectus and Prospectus Supplement are required to be delivered under the Securities Act or the Exchange Act, such number of copies of each as the Underwriters may reasonably request.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. During the period when the Base Prospectus and Prospectus Supplement are required to be delivered under the Securities Act, the Company will use best efforts to cause the Registration Statement to remain effective with a current prospectus, and will notify the Underwriters immediately and confirm the notice in writing: (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (ii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus Supplement under the Securities Act in respect of the Securities; (iv) of the receipt of any comments or request for any additional information from the Commission; and (v) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus or the Prospectus Supplement untrue or that requires the making of any changes in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus or the Prospectus Supplement in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make best efforts to obtain promptly the lifting of such order.

4.5 Reports to the Underwriters; Expenses.

(a) Periodic Reports, etc. For a period of three years from the Execution Date, the Company will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriters: (i) a copy of each periodic report the Company has filed with the Commission; (ii) a copy of each Form 8-K prepared and filed by the Company; (iii) a copy of each registration statement filed by the Company under the Securities Act; and (iv) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid prior to the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Securities on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, but excluding the fees and expenses of “blue sky” counsel); (e) the costs of all mailing and printing of the Registration Statements, the Time of Sale Prospectus, the Base Prospectus, the Prospectus Supplement and all amendments, supplements and exhibits thereto as the Representative may reasonably deem necessary; (f) the costs of preparing, printing and delivering the Securities; (g) fees and expenses of the Transfer Agent for the Securities; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; and (j) the fees and expenses of the Company’s legal counsel and other agents and representatives. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

(c) [reserved]

4.6 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Time of Sale Prospectus and the Prospectus Supplement.

4.7 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date. Such earning statement filed with the Commission pursuant to its EDGAR system shall be deemed to have been made available to the security holders pursuant to this Section.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.9 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. For a period of three (3) years from the Execution Date, the Company shall continue to retain a nationally recognized independent certified public accounting firm. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.11 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any officer, director or 5% or greater shareholder of the Company is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the conclusion of the distribution of the Offering.

4.12 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any Selected Dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.13 Warrant Shares. Provided that the holder of the Warrant is not an affiliate of the Company under Rule 144 under the Securities Act, if all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.14 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and with the listing requirements of the Trading Market and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder.

4.15 Securities Laws Disclosure; Publicity. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.16 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.17 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Closing Shares, the Option Shares pursuant to the Over-Allotment Option and Warrant Shares pursuant to any exercise of the Warrants.

4.18 Listing of Securities. For a period of three (3) years from the Execution Date, the Company hereby agrees to use best efforts to maintain the listing or quotation of the Securities on the Trading Market on which it is then-currently listed, and prior to the Closing, the Company shall have applied to list or quote all of the Securities on the NYSE MKT and shall have secured the listing of all of the Securities on the NYSE MKT. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Securities, and will take such other action as is necessary to cause all of the Securities to be listed or quoted on such other Trading Market as promptly as possible.

4.19 Subsequent Equity Sales.

(a) Without the prior written consent of the Representative, from the date hereof through the 180th day from the date hereof, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

(b) From the Execution Date until the date that is 180 days thereafter, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages

(c) Notwithstanding the foregoing, this Section 4.19 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.20 Capital Changes. Until one year from the Closing Date, and other than to maintain compliance with the listing requirements of the Trading Market, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Representative.

4.21 Research Independence. In addition, the Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, the Representative may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.22 Warrant Agent. The Company shall continue to retain the Transfer Agent or another agent reasonably acceptable to the Representative as warrant agent for the Warrants for a period of three (3) years following the Closing Date.

4.23 Listing of Warrant Shares. The Company shall cause the Warrant Shares to be listed on the NYSE MKT on or before June 29, 2015.

4.24 Stale Registration Statement. If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Securities Act) shall occur at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities, the Company shall file or cause to be filed with the Commission, prior to such third anniversary, a new registration statement under the Securities Act relating to the Securities, which new registration statement shall comply with the requirements of the Securities Act (including, without limitation, Rule 415(a)(6) under the Securities Act) and shall be in a form satisfactory to the Representative; the Company shall use its best efforts to cause such new registration statement to become effective under the Securities Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify the Representative of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use commercially reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus Supplement or in any other documents or arrangements may be effected. The term “Underwriter” includes any Person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers, employees, agents and other representatives and each Person, if any, who controls such Underwriter or any Selected Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each of the foregoing, including each Underwriter, a “Company Indemnitee”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Base Prospectus, the Prospectus Supplement (as from time to time each may be amended and supplemented) or the Time of Sale Prospectus, (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any “road show” or investor presentations made to investors by the Company whether in person or electronically (collectively, the “Road Show Materials”) or (iii) any application or other document or written communication (in this Article VI, collectively, an “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus Supplement, or any amendment or supplement thereof, or in any Road Show Materials or application, as the case may be. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its directors, officers, employees, agents or other representatives, or any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issue and sale of the Securities or in connection with the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Time of Sale Prospectus.

6.2 Procedure. If any action is brought against a Company Indemnitee in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Company Indemnitee shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and reasonable fees of counsel (subject to the reasonable approval of such Company Indemnitee) and payment of actual expenses. Such Company Indemnitee shall have the right to employ its or their own counsel in any such case, if counsel for such Company Indemnitee reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Company Indemnitee. In such event, the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Company Indemnitee (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Company Indemnitee shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents and other representatives and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each of the foregoing, an “Underwriter Indemnitee”) against any and all loss, liability, claim, damage and expense described in the indemnity from the Company set forth in Section 6.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, the Base Prospectus, the Prospectus Supplement (as from time to time each may be amended and supplemented) or the Time of Sale Prospectus or any Road Show Materials or application, in reliance upon, and in conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto or the Time of Sale Prospectus or any Road Show Materials or application. In case any action shall be brought against the Company or any Underwriter Indemnitee based on the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or the Time of Sale Prospectus or any Road Show Materials or application, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each Underwriter Indemnitee shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company or any Underwriter Indemnitee for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company and any Underwriter Indemnitee are several in proportion to their respective underwriting obligations and not joint.

6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement; provided that no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer, employee, agent or other representative of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any Proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such Proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or Proceeding affected by such party seeking contribution without the written consent of such Contributing Party, which written consent shall not be unreasonably withheld. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s reasonable opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (v) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company or adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its reasonable, documented, out-of-pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of Lowenstein, up to an aggregate of $30,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Time of Sale Prospectus, the Base Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY

APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Name: Peter R. Culpepper
Title: Chief Financial Officer and Chief Operating Officer

Address for Notice to the Company:

7327 Oak Ridge Highway,

Knoxville, TN, 37931

Email: pete@pvct.com

Attention: Peter Culpepper

Copy to:

Lauri B. Metrock

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Baker Donelson Center, Suite 800

211 Commerce Street

Nashville, TN 37201

Email: lmetrock@bakerdonelson.com

Facsimile: (615) 744-5768

[Signature Page to Underwriting Agreement]

Accepted on the date first above written.

MAXIM GROUP LLC
As the Representative of the several Underwriters listed on Schedule I

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director, Investment Banking

Address for Notice to the Representative:

405 Lexington Avenue

New York, New York 10174

Attention: James Siegel, Esq., General Counsel

Copy to:

Steven M. Skolnick

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10021

Email: sskolnick@lowenstein.com

Facsimile: (973) 597-2477

[Signature Page to Underwriting Agreement]

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriters	Closing Shares	Closing Warrants	Closing Purchase Price
Maxim Group LLC	17,500,000	17,500,000	$12,075,000
Total:	17,500,000	17,500,000	$12,075,000

EXHIBIT A

FORMS OF

WARRANT AGENCY AGREEMENT

AND

WARRANT CERTIFICATE

[Omitted].

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

June [    ], 2015

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Re:	PROVECTUS BIOPHARMACEUTICALS, INC. OFFERING

Dear Sirs:

In order to induce Maxim Group LLC (“Maxim”), to enter in to a certain underwriting agreement with Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to the public offering of securities of the company including shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) and warrants to purchase Common Stock, the undersigned hereby agrees that for a period (the “lock-up period”) of 180 days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such offering, the undersigned will not, without the prior written consent of Maxim, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the lock-up period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

[Signatory]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]